Exhibit 5.1

15 West South Temple Suite 1200 Gateway Tower West Salt Lake City, UT 84101 801.257.1900 P 801.257.1800 F

August 15, 2023

Superior Drilling Products, Inc.

1583 South 1700 East

Vernal, Utah 84078

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Utah counsel to Superior Drilling Products, Inc., a Utah corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to an aggregate of $20,000,000 of: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, purchase contracts (the “Purchase Contracts”) or units (the “Units”), or any combination thereof, (iv) subscription rights (the “Subscription Rights”) to purchase Common Stock, Preferred Stock or other securities, or any combination thereof, (v) Purchase Contracts, and (vi) Units (each as described in the Registration Statement, collectively the “Securities”), as such Securities may be issued and sold by the Company from time to time, together or separately and in one or more series (if applicable), at indeterminate prices.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to such prospectus (each, a “Prospectus Supplement”).

ALBUQUERQUE     BOISE     DENVER     LAS VEGAS     LOS ANGELES     LOS CABOS     ORANGE COUNTY
PHOENIX     PORTLAND     RENO     SALT     LAKE CITY     SAN DIEGO     SEATTLE      TUCSON     WASHINGTON, D.C.

Superior Drilling Products, Inc.

August 15, 2023

For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in connection with that, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents, (v) the valid authorization, execution and delivery of such documents by such persons, (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (vii) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws, (viii) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws, (ix) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (x) that a definitive purchase, underwriting, subscription, placement agent or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (xi) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (xii) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s organizational documents that are not otherwise reserved for issuance. Our opinion stated herein is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

Superior Drilling Products, Inc.

August 15, 2023

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

1. With respect to any shares of the Common Stock to be offered by the Company pursuant to the Registration Statement, when both: (a) the board of directors of the Company (the “Board”) has taken all necessary corporate action to authorize the issuance and terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of any class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the applicable class or series of Preferred Stock, including the adoption of a designation of preferences, limitations and relative rights relating to such shares of Preferred Stock as required by applicable law (a “Designation”) and the filing of the of Designation as required by applicable law, the terms of the offering thereof and related matters; and (b) certificates representing the shares of the applicable class or series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Preferred Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), then the shares of the applicable class or series of the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants to be offered by the Company pursuant to the Registration Statement, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; and (b) the Warrants have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Superior Drilling Products, Inc.

August 15, 2023

4. With respect to the Subscription Rights to be offered by the Company pursuant to the Registration Statement, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters; and (b) the Subscription Rights have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Purchase Contracts to be offered by the Company pursuant to the Registration Statement, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters; and (b) the Purchase Contracts have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Units to be offered by the Company pursuant to the Registration Statement, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the applicable Securities underlying the Units), the terms of the offering thereof and related matters; and (b) the Units (and the applicable Securities underlying the Units) have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including the applicable Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

Superior Drilling Products, Inc.

August 15, 2023

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

The foregoing opinion is limited to the general corporation law of the State of Utah, including the Utah Revised Business Corporation Act, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Utah, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Utah, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the issuance of the Securities while the Registration Statement is in effect. Copies of this opinion may not be delivered to any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder

Very truly yours,

/s/ Snell & Wilmer, L.L.P.
Snell & Wilmer, L.L.P.